EX-99 (9)(v)

                                    AMENDMENT

         Amendment made as of May 16, 2001 to that certain Master Custody Agreement dated as of February 16, 1996, as thereafter amended, between each of the investment companies listed on Schedule 1 hereto (each, a "Fund") and The Bank of New York ("Custodian") (such Master Custody Agreement hereinafter referred to as the "Custody Agreement").

                              W I T N E S S E T H :

         WHEREAS, Rule 17f-7 under the Investment Company Act of 1940, as amended (the "Rule"), was adopted on June 12, 2000 by the Securities and Exchange Commission;

         WHEREAS, the Fund and Custodian desire to amend the Custody Agreement to conform with the Rule;

         NOW, THEREFORE, the Fund and Custodian hereby agree as follows:

         A. The following new Article is hereby added to the Custody Agreement:
                              FOREIGN DEPOSITORIES

As used in this Article, the term "Foreign Depository" shall mean (a) Euroclear,
(b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended (the "Rule"), identified by Custodian to the Fund or its investment adviser(s) ("Adviser") from time to time, and (d) the respective successors and nominees of the foregoing.

Notwithstanding any other provision in this Agreement, the Fund hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon any delivery of a Certificate or any giving of Oral Instructions, Instructions, or Written Instructions, as the case may be, that the Fund or its Adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of the Rule.

With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence such as a person having responsibility for the safekeeping of the Fund's Foreign Assets (as defined in the Rule) would exercise: (i) to provide the Fund or Adviser with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund or Adviser of any material change in such risks. The Fund acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks. As used herein the term "Country Risks" shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, (b) such country's prevailing settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country's regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

B. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, shall, together, constitute only one amendment.

IN WITNESS WHEREOF, the Fund and Custodian have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                             EACH INVESTMENT COMPANY LISTED ON SCHEDULE 1 HERETO

                             By: /s/ Murray L. Simpson
                                 ----------------------------
                             Title: Vice President

                             Tax Identification No:


                             THE BANK OF NEW YORK


                             By: /s/ Ira R. Rosner
                                 ----------------------------
                             Title:  Ira R. Rosner
                                     Vice President

                      AMENDMENT TO MASTER CUSTODY AGREEMENT

                                   SCHEDULE 1

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Foreign Custody Manager Agreement dated as of _______________________.

INVESTMENT COMPANY                     ORGANIZATION                              SERIES ---(if applicable)
------------------------------------------------------------------------------------------------------------------------------
Franklin Custodian Funds, Inc.         Maryland Corporation                      DynaTech Series
                                                                                 Growth Series
                                                                                 Income Series
                                                                                 Utilities Series

Franklin Floating Rate Master Trust    Delaware Business Trust                   Franklin Floating Rate Master Series

Franklin Gold and Precious Metals      Delaware Business Trust
Fund
Franklin Growth and Income Fund        Delaware Business Trust

Franklin High Income Trust             Delaware Business Trust                   AGE High Income Fund

Franklin Investors Securities Trust    Massachusetts Business Trust              Franklin Convertible Securities Fund
                                                                                 Franklin Equity Income Fund
                                                                                 Franklin Floating Rate Daily Access Fund
                                                                                 Franklin Global Government Income Fund
                                                                                 Franklin Total Return Fund

Franklin Managed Trust                 Delaware Business Trust                   Franklin Rising Dividends Fund


------------------------------------------------------------------------------------------------------------------------------

INVESTMENT COMPANY                     ORGANIZATION                              SERIES ---(if applicable)
------------------------------------------------------------------------------------------------------------------------------
Franklin Mutual Series Fund Inc.       Maryland Corporation                      Mutual Beacon Fund
                                                                                 Mutual Discovery Fund
                                                                                 Mutual European Fund
                                                                                 Mutual Financial Services Fund
                                                                                 Mutual Qualified Fund
                                                                                 Mutual Shares Fund

Franklin Real Estate Securities Trust  Delaware Business Trust                   Franklin Real Estate Securities Fund

Franklin Strategic Mortgage Portfolio  Delaware Business Trust

Franklin Strategic Series              Delaware Business Trust                   Franklin Aggressive Growth Fund
                                                                                 Franklin Biotechnology Discovery Fund
                                                                                 Franklin Blue Chip Fund
                                                                                 Franklin Global Communications Fund
                                                                                 Franklin Global Health Care Fund
                                                                                 Franklin Large Cap Growth Fund
                                                                                 Franklin Natural Resources Fund

                                                                                 Franklin Small Cap Growth Fund I
                                                                                 Franklin Small Cap Growth Fund II
                                                                                 Franklin Strategic Income Fund
                                                                                 Franklin Technology Fund
                                                                                 Franklin U.S. Long-Short Fund


Franklin Templeton Fund Allocator                                                Franklin Templeton Conservative Target Fund
Series                                                                           Franklin Templeton Moderate Target Fund
                                                                                 Franklin Templeton Growth Target Fund

Franklin Templeton International                                                 Templeton Pacific Growth Fund
Trust

Franklin Templeton Variable            Massachusetts Business Trust              Franklin Aggressive Growth Securities Fund
Insurance Products Trust                                                         Franklin Global Communications Securities
                                                                                 Fund

                                                                                 Franklin Global Health Care Securities Fund
                                                                                 Franklin Growth and Income Securities Fund
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT COMPANY                     ORGANIZATION                              SERIES ---(if applicable)
------------------------------------------------------------------------------------------------------------------------------
Franklin Templeton Variable                                                      Franklin High Income Fund
Insurance Products Trust (continued)                                             Franklin Income Securities Fund
                                                                                 Franklin Large Cap Growth Securities Fund
                                                                                 Franklin Money Market Fund
                                                                                 Franklin Natural Resources Securities Fund
                                                                                 Franklin Real Estate Fund
                                                                                 Franklin Rising Dividends Securities Fund
                                                                                 Franklin Small Cap Fund
                                                                                 Franklin Strategic Income Securities Fund
                                                                                 Franklin S&P 500 Index Fund
                                                                                 Franklin Technology Securities
                                                                                 Fund Franklin U.S. Government Fund
                                                                                 Franklin Value Securities Fund
                                                                                 Franklin Zero Coupon Fund - 2005
                                                                                 Franklin Zero Coupon Fund - 2010
                                                                                 Mutual Discovery Securities Fund
                                                                                 Mutual Shares Securities Fund
                                                                                 Templeton Global Income Securities Fund

Franklin Value Investors Trust         Massachusetts Business Trust              Franklin Balance Sheet Investment Fund
                                                                                 Franklin Large Cap Value Fund
                                                                                 Franklin MicroCap Value Fund
                                                                                 Franklin Value Fund

CLOSED END FUNDS:

Franklin Floating Rate Trust           Delaware Business Trust

Franklin Multi-Income Trust            Massachusetts Business Trust

Franklin Universal Trust               Massachusetts Business Trust

------------------------------------------------------------------------------------------------------------------------------